EXHIBIT 10.55

ADDENDUM NO. 2 TO STANDARD PURCHASE AND LICENSE TERMS

Addendum No. 2 dated as of August 17, 2006, between Neutral Tandem, Inc. (“Customer”) and Sonus Networks, Inc. (“Sonus”), to the Standard Purchase and License Terms, dated January 10, 2005, as amended (the “Agreement”).

The parties agree as follows:

1. The parties acknowledge that the Agreement governs all purchases of Products and Services by Customer from Sonus pursuant to purchase orders issued by Customer.

2. The Agreement shall govern all purchases of Products and Services by Customer from Sonus pursuant to purchase orders to be issued by Customer following the date of this Addendum.

3. Capitalized terms used in this Addendum but not defined herein will have the respective meanings ascribed to such terms in the Agreement. In the event of any conflict between the terms of this Addendum and the terms of the Agreement, this Amendment shall control.

NEUTRAL TANDEM, INC.		SONUS NETWORKS, INC.

By:	/s/ Rian Wren	By:	/s/ Charles J. Gray
Name:	Rian Wren	Name:	Charles J. Gray
Title:	President and CEO	Title:	VP and General Counsel
Date:	8/17/2006	Date:	8/18/06